Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-255877 and 811-23299) on Form N-2 of OFS Credit Company, Inc. of our report dated December 12, 2022, with respect to the financial statements, financial highlights, and Senior Securities Tables, which report appears herein.

Chicago, Illinois
December 12, 2022